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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in this Registration Statement on Form S-8 of our report dated November 28, 1994 on our audit of the financial statements of Interactive Flight Technologies, Inc. as at October 31, 1994 and for the period February 1, 1994 (commencement of operations) to October 31, 1994. Such report is modified for an uncertainty relating to the ability of the Company to continue as a going concern. We also consent to the reference to our firm under the caption "Experts".



/s/Richard A. Eisner & Company, LLP
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New York, New York
October 30, 1996